UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 30, 2007
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200
N/A (Former name or former address if changed since last report.)

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

After more than 25 years of service, Mr. Terrence Murray announced his intention not to stand for re-election to the Board of Directors of the Company at the Company's April 2008 Annual Meeting.

After more than 47 years of service, Mr. Bradford R. Boss announced his intention not to stand for re-election to the Board of Directors of the Company at the Company's April 2009 Annual Meeting.

There were no disagreements between or among either Mr. Murray or Mr. Boss and the Company or any officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
A. T. CROSS COMPANY (Registrant)
Date: November 2, 2007	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer